UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2009
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52681	25-1618281
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously disclosed, on November 10, 2009, Neenah Foundry Company (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Borrowers”) entered into an Amendment No. 2 to Amended and Restated Loan and Security Agreement and Forbearance Agreement (the “Forbearance Agreement”) with Bank of America, N.A., as administrative agent and as a lender, and the other lenders party thereto (collectively, the “Lenders”), with respect to that certain Amended and Restated Loan and Security Agreement, dated as of December 29, 2006, among the Borrowers and the Lenders from time to time party thereto. Pursuant to the Forbearance Agreement, the Lenders agreed to, among other things, forbear from exercising certain of the Lenders’ rights and remedies in respect of or arising out of certain specified defaults.
     Effective as of December 23, 2009, the Borrowers entered into a Forbearance Extension (the “Forbearance Extension”) with the Lenders, pursuant to which the Lenders agreed to, among other things, waive certain additional specified defaults and extend the expiration date of the Forbearance Agreement to January 15, 2010.
     In addition, pursuant to the terms of the Forbearance Extension, the Borrowers agreed to (i) continue to use certain efforts during the term of the Forbearance Extension to pursue a restructuring of certain of the Company’s outstanding indebtedness and (ii) a minimum EBITDA threshold for the one-month period ending December 31, 2009. The Borrowers also paid an extension fee of $50,000 pursuant to the Forbearance Extension.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.

Date: December 29, 2009	/s/ Robert E. Ostendorf, Jr.

	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

NEENAH FOUNDRY COMPANY

Date: December 29, 2009	/s/ Robert E. Ostendorf, Jr.

	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer